EXHIBIT 10(d)(viii)

Cabot Corporation

Amended and Restated Deferred Compensation Plan

Master Plan Document

Cabot Corporation

Amended and Restated Deferred Compensation Plan

Master Plan Document

Table of Contents

1.	In General		1

2.	Defined Terms		1

	2.1.	“Account”	1

	2.2.	“Administrator”	1

	2.3.	“Board”	1

	2.4.	“Code”	1

	2.5.	“Consultant”	1

	2.6.	“Director”	1

	2.7.	“Director Fees”	1

	2.8.	“Earnings Measure”	1

	2.9.	“Eligible Employee”	2

	2.10.	“Eligible Pay”	2

	2.11.	“Employer”	2

	2.12.	“ERISA”	2

	2.13.	“Moody’s Rate”	2

	2.14.	“Participant”	2

	2.15.	“RSP”	2

	2.16.	“Subsidiary”	2

3.	Deferral Election.		2

4.	Accounts; Credits		3

5.	Payment of Deferred Amounts		4

6.	Assignment		8

7.	Plan To Be Unfunded, Etc		8

8.	No Contract of Employment		8

9.	Amendment and Termination		8

10.	Section 409A		9

11.	Limitation of Liability		9

12.	Administration of the Plan		9

Cabot Corporation

Amended and Restated Deferred Compensation Plan

Master Plan Document

Cabot Corporation

Amended and Restated Deferred Compensation Plan

1. In General. This document amends, restates and continues the Cabot Corporation Deferred Compensation Plan (the “Plan”), which was originally established effective January 1, 1995. The purpose of the Plan is to further the business interests of Cabot Corporation (the “Company”) by providing eligible employees and non-employee directors an opportunity to defer some or all of their compensation on an unfunded, nonqualified basis as hereinafter provided. The provisions of this amended and restated Plan are effective as of January 1, 2005 except with respect to grandfathered deferrals as defined in Section 10, which will continue to be governed by the terms of the Plan as in effect on December 31, 2004. A copy of the Plan as in effect on December 31, 2004 is attached hereto as Appendix B.

2. Defined Terms. As used in the Plan, the following terms have the meanings associated with them below:

2.1. “Account”. A memorandum account maintained by the Administrator to reflect the Employer’s unfunded deferred compensation obligation to a Participant hereunder, including where the context requires any sub-account.

2.2. “Administrator”. The Benefits Committee of the Company, whose members are appointed by the Compensation Committee of the Board and serve at the Compensation Committee’s pleasure, or such other committee, person or persons as the Board may designate. The term “Administrator” shall also include delegates of any of the foregoing.

2.3. “Board”. The Board of Directors of the Company.

2.4. “Code”. The Internal Revenue Code of 1986, as amended.

2.5. “Consultant”. An individual performing consulting services for an Employer (other than as an employee) who is designated by the Administrator as eligible to participate in the Plan, provided that such designation has not been revoked by the Administrator.

2.6. “Director”. Any member of the Board other than an employee of any Employer.

2.7. “Director Fees”. The cash annual retainer fees and any meeting fees paid by the Company as compensation for services on the Board or any committee thereof.

2.8. “Earnings Measure”. An interest rate, stock index, bond index, mutual fund or other objective external measure of investment performance specified by the Administrator for purposes of measuring and crediting notional earnings under Section 4(b) below. In the case of Eligible Pay deferred by a Director, the Earnings Measure applied under Section 4(b) below shall be limited to one of the following: (i) a notional interest rate equal (for each year) to the Moody’s Rate for such year, or (ii) deemed investment in (i.e. phantom units of) common stock of the Company. If the Earnings Measure is based on the Moody’s Rate, all Eligible Pay deferred by a Director during a calendar year shall be credited to the Director’s Account as of the first day of such calendar year. If the Earnings Measure is based on common stock of the Company, all Eligible Pay deferred by a Director during a calendar quarter shall be credited to the Director’s Account in phantom stock units as of, and based on the closing price for the Company common stock on the New York Stock Exchange on, the last trading day of such quarter, and phantom dividends on such Account (based on the balance of phantom stock units in such Account on the record date for each dividend declared on shares of Company common

Cabot Corporation

Amended and Restated Deferred Compensation Plan

Master Plan Document

stock) shall be added to such Account in phantom stock units as of, and based on the closing price for the common stock on the New York Stock Exchange on, the date dividends are actually paid on the common stock.

2.9. “Eligible Employee”. An individual employed by an Employer who is (i) determined by the Administrator to qualify as a “highly compensated or management” employee for purposes of Sections 201(a)(2), 301(a)(3) and 401(a)(1) of ERISA, and (ii) designated by the Administrator as eligible to participate in the Plan, provided that such designation has not been revoked by the Administrator.

2.10. “Eligible Pay”. Except as otherwise determined by the Administrator, Eligible Pay shall include (i) in the case of an Eligible Employee: base salary, amounts payable under the Company’s short-term incentive program, and sales incentive bonuses; (ii) in the case of a Consultant: the consulting fees payable by the Employer; and (iii) in the case of a Director: Director Fees. The Administrator in its discretion may include other categories of remuneration in, or exclude categories of remuneration from, the definition of “Eligible Pay,” either in general or in particular cases; provided, that any such change affecting Director Fees shall also require the approval of the Board.

2.11. “Employer”. The Company and its Subsidiaries, or any of them. Except as otherwise specified by the Administrator, however, participation in the Plan shall be limited to Eligible Employees employed by, or Consultants providing services to, the Company or one of the Subsidiaries listed in Appendix A hereto, and to Directors.

2.12. “ERISA”. The Employee Retirement Income Security Act of 1974, as amended.

2.13. “Moody’s Rate”. For any calendar year, the interest rate specified in Moody’s Bond Record under the heading of “Moody’s Corporate Bond Yield Averages—Av. Corp.,” as published for the month of November preceding the calendar year.

2.14. “Participant”. A Consultant, Eligible Employee or Director who participates in the Plan.

2.15. “RSP”. The Cabot Retirement Savings Plan as from time to time amended and in effect.

2.16. “Subsidiary”. A corporation in which the Company holds, directly or indirectly, stock possessing at least 50% of the total voting power, and any other corporation or unincorporated trade or business that the Board designates as a Subsidiary for purposes of the Plan.

3. Deferral Election.

(a) In general. Each Eligible Employee and Consultant may elect to defer hereunder a specified portion or percentage of his or her Eligible Pay to be earned for services performed in any calendar year. Except as the Administrator may otherwise determine, Eligible Pay is earned for services performed in a year if (i) in the case of base salary or Consultant’s fees paid on a periodic basis, it would normally be paid with respect to services performed in that year; or (ii) in the case of other Eligible Pay, it is neither vested nor determinable at the beginning of the year but becomes determinable at some point during the year. Each such deferral election shall be made by the Participant’s delivery to the Administrator of a deferral election form on or before the date specified by the Administrator, but in any case (except as provided in (b) below) prior to the first day of the calendar year to which the deferral election relates.

Cabot Corporation

Amended and Restated Deferred Compensation Plan

Master Plan Document

(b) First year of participation. Notwithstanding (a) above, an individual who is newly hired during the course of a calendar year may elect to defer a specified portion or percentage of his or her Eligible Pay for the remainder of the year by delivering to the Administrator a deferral election form within 30 days of becoming eligible to participate in the Plan, such election to take effect as of the first day of the month next following receipt by the Administrator of such form (the “initial effective date”). An election under this paragraph shall be effective only as to Eligible Pay earned for services performed in the period commencing on the initial effective date and ending on the last day of the year, as determined by the Administrator under principles similar to those set forth in (a)(i) and (a)(ii) above.

(c) Limits. Except as otherwise determined by the Administrator, the maximum amount of Eligible Pay that an Eligible Employee may elect to defer for any year shall be 50% of his or her base salary plus 100% of any other Eligible Pay. An Eligible Employee who elects to defer any Eligible Pay for a year must defer at least $2,000. The $2,000 minimum shall apply on a prorated basis with respect to a partial year election under (b) above. A Consultant may defer any portion or all of his or her consulting fees for any year.

(d) Form of deferral election. Each deferral election shall be made in writing on a form prescribed by the Administrator. The Administrator may condition the effectiveness of any election upon the delivery by the Participant of such other form or forms as the Administrator may prescribe. A deferral election applicable to Eligible Pay to be earned for services performed in a particular calendar year shall be irrevocable once that year has begun (or, in the case of an initial year of participation described in (b) above, once the 30-day election period has expired).

(e) Special rules for Directors. The provisions of this Section 3(e) shall apply, in the case of a Director, in lieu of the provisions of Sections 3(a) through (d) above. A Director may defer up to 100% of any Eligible Pay for services performed in any calendar year by completing and delivering a deferral election in accordance with Section 3(d) above not later than December 31 of the preceding year. Any individual may elect within 30 days after becoming a Director to defer up to 100% of any Eligible Pay earned for services performed subsequent to such election by completing and delivering a deferral election in accordance with Section 3(d) above within such 30-day period. A Director’s Eligible Pay shall be treated as earned for services performed in a calendar year if paid with respect to services performed in such year. The minimum amount that a Director may defer any calendar year shall be $2,000.

4. Accounts; Credits. For each Participant, the Administrator shall maintain one or more Accounts reflecting deferrals and notional earnings as hereinafter provided.

(a) Deferral credits. Each amount deferred by a Participant under Section 3 above shall be credited to the Participant’s Account in the year the amount would have been paid absent the deferral. In addition, there shall be credited to the Account of each Participant who is an Eligible Employee: (i) for the year to which the Participant’s deferral election relates, an amount equal to 10% of any base salary elected to be deferred by the Participant from that year; provided, that Participants who also participate in the Company’s supplemental plans (or any of them) shall not be eligible for the additional credit described in this clause; and (ii) subject to Treas. Regs. § 1.401(k)-1(e)(6), if the Participant is a participant in the RSP, an additional credit equal to the amount, if any, of matching contributions that would have been made for the benefit of such Participant under the RSP but for a reduction thereunder attributable to the limitations of Sections 401(k) and 401(m) of the Code, provided that the Participant has elected to participate in the RSP to the maximum extent permitted by

Cabot Corporation

Amended and Restated Deferred Compensation Plan

Master Plan Document

Section 401(k) of the Code. Notional earnings under (b) below shall be calculated as though all amounts deferred under the preceding two sentences for a calendar year had been credited to the Participant’s Account as of the first day of such year (or as of the date participation in the Plan commences, in the case of a Participant’s first year of participation described in Section 3(b) above).

(b) Notional earnings. Not less frequently than annually, the Administrator shall adjust each Participant’s Account to reflect notional earnings. Notional earnings shall be based on one Earnings Measure selected by the Participant from such Earnings Measures as the Administrator shall specify. Subject to Sections 5(e)(iii) and (iv) below, the next sentence and such other rules and regulations as the Administrator may require, the Administrator may, but need not, permit Participants to (i) select an Earnings Measure that will apply to their Accounts from among those specified by the Administrator, and (ii) change such Earnings Measure to another specified Earnings Measure. Notwithstanding any provision of this Plan to the contrary, (i) a Participant may only select one Earnings Measure to apply to his or her entire Account at any one time, and (ii) the effective date of any change in Earnings Measure must be a prospective January 1. The Administrator shall have the absolute discretion at any time to alter or amend the Earnings Measures used in valuing and adjusting Accounts; provided, that such amendment is consistent with Section 409A of the Code; provided further, that the Administrator may not, without the written consent of the affected Participant, alter any Earnings Measure retroactively to the extent that the effect of such alteration would be to reduce the balance of the Participant’s Account below what it was immediately prior to such alteration. Nothing herein shall be construed as obligating the Administrator or any Employer to set aside assets or establish a trust or other fund for purposes of the Plan.

(c) FICA/Medicare taxes, etc. To the extent any amount deferred or credited hereunder to the Account of a Participant is treated as “wages” for FICA/Medicare or FUTA tax purposes on a current basis rather than when distributed, all as determined by the Administrator, then the Administrator shall require that the Participant either (i) timely pay such taxes in cash by separate check to the Employer, or (ii) make other arrangements satisfactory to the Employer (e.g., additional withholding from other wage payments) for the payment of such taxes. To the extent a Participant fails to pay or provide for such taxes as required, the Administrator may suspend the Participant’s participation in the Plan or reduce amounts credited or to be credited hereunder.

5. Payment of Deferred Amounts. The Participant’s Employer shall make distributions of Account balances as provided in this Section. All distributions shall be in cash.

(a) Form and timing of distributions; in general. Amounts credited to a Participant’s Account for any year under Section 4(a) above (the “deferral year”), adjusted for notional earnings under Section 4(b) above, shall be paid as the Participant elects either

(i) upon the expiration of a fixed period of years, but in no event earlier than the third anniversary of the beginning of the deferral year (a “fixed-period election”), or

(ii) upon the Participant’s separation from service with the Employer within the meaning of Section 409A of the Code (a “separation-from-service election”).

Any election made under this Section 5(a) shall not be effective for any deferral year unless made prior to the beginning of the deferral year or within 30 days of the Participant’s becoming eligible to participate in the Plan, in the case of an initial year of participation described in Section 3(b) above, and once made shall be irrevocable. Amounts distributable pursuant to a fixed-period election shall be

Cabot Corporation

Amended and Restated Deferred Compensation Plan

Master Plan Document

paid in a lump sum no later than January 31 of the year specified in a fixed-period election (a “fixed- period payment date”). If the Participant separates from service prior to a fixed-period payment date, the amount that would otherwise have been payable pursuant to such fixed-period election shall instead be paid in a lump sum as soon as reasonably practicable, but no later than 60 days following such termination.

Upon making a separation-from-service election, a Participant may elect to have amounts distributable pursuant to such election paid either in a lump sum or in installments over a period of five, ten or fifteen years (a “form-of-payment election”). If a Participant chooses a lump sum form of payment, such lump sum shall be paid as soon as reasonably practicable, but no later than 60 days following such separation from service, subject to any election change pursuant to Section 5(b). If a Consultant or an Eligible Employee chooses an installment form of payment, installment payments shall be paid monthly and shall commence as of the first day of the calendar year following the date such Participant separates from service, subject to any election change pursuant to Section 5(b). If a Director chooses an installment form of payment, installment payments shall be paid quarterly and shall commence as of the last day of the quarter in which the Director separates from service. Notwithstanding anything herein to the contrary, a Participant must be at least age 55 and have at least 10 years of service with all Employers prior to his or her separation from service in order to receive installment payments. If a Participant separates from service without meeting both of these requirements, all amounts distributable to such Participant under (ii) above shall be paid in a lump sum as soon as reasonably practicable, but no later than 60 days following such separation.

A Participant may have more than one fixed-period payment election in effect at one time with respect to his or her Account and may have both a fixed-period payment election or elections and a separation-from-service election in effect at one time with respect to his or her Account. For example, a Participant may elect to have deferrals for 2008 paid in 2012, deferrals for 2009 paid upon separation from service, and deferrals for 2010 paid in 2015. However, except as provided below in Section 5(c), a Participant may have only one form of payment election in effect at any time with respect to payments upon separation from service, and it shall control the manner in which the entirety of the Participant’s Account distributable under (ii) above will be paid.

(b) Form and timing of distributions; election changes. A Participant who has elected to be paid upon separation from service may change a form-of-payment election, provided, however, that such change (i) except with respect to payments upon the death of a Participant, does not take effect unless made on or before the date that is one year prior to the Participant’s separation from service, and (iii) except with respect to payments upon the death of a Participant, defers for a period of not less than five years the payment of a lump sum or the commencement of installment payments from the date a lump sum payment would otherwise have been made or installment payments would otherwise have commenced under Section 5(a) upon such separation from service. Notwithstanding the above, the Administrator may permit participants to change a form-of-payment election without meeting the requirements of this Section 5(b), pursuant to such procedures as the Administrator may determine in its discretion, to the extent permitted by transition guidance issued under Section 409A of the Code.

(c) Grandfathered deferrals. Notwithstanding the above, a changed form-of-payment election as described in Section 5(b) will apply only to the portion of a Participant’s Account that is attributable to non-grandfathered deferrals as defined in Section 10. A Participant may change a form-of-payment election with respect to grandfathered deferrals only in accordance with the terms of the Plan as in

Cabot Corporation

Amended and Restated Deferred Compensation Plan

Master Plan Document

effect on December 31, 2004. Accordingly, and notwithstanding anything herein to the contrary, a Participant who has both grandfathered and non-grandfathered deferrals under the Plan may have separate form-of-payment elections in effect at one time with respect to such grandfathered and non-grandfathered deferrals.

(d) Key Employees. Notwithstanding the provisions of Section (a) above, any lump sum payment distributable upon the separation from service of a Participant who is a “specified employee” within the meaning of Section 409A of the Code at the date he or she separates from service shall be paid as of the date that is six months after the date of the Participant’s separation from service. If a Participant who is a “specified employee” within the meaning of Section 409A of the Code at the date he or she separates from service has elected an installment form of payment, any installment payments otherwise payable under the terms of the Plan during the first six months following the date of such Participant’s separation from service shall instead be paid as of the first day of the month that is six months after the date on which such participant separated from service.

(e) Distributions upon death. Each Participant shall designate in writing, on such form as the Administrator shall prescribe, a beneficiary or beneficiaries to receive any amounts remaining to be paid hereunder at the Participant’s death; but if no such beneficiary designation is in effect at the time of the Participant’s death, or if the Participant’s beneficiary(ies) do(es) not survive the Participant, the Administrator shall cause any such remaining benefits to be paid to the executor or administrator of the Participant’s estate. If death occurs prior to the commencement or completion of installment distributions to the Participant, the Administrator shall distribute the remaining balance of the decedent’s Account to the designated beneficiary(ies), or to the decedent’s estate where applicable, in a lump sum as soon as reasonably practicable, but no later than 60 days, following such Participant’s death. The spouse of a married Participant who has not consented in writing, on such form as the Administrator may prescribe, to a designation by the Participant of one or more non-spouse beneficiary(ies) shall be treated as the designated primary beneficiary for 50% of any portion of the Participant’s Account remaining undistributed at the Participant’s death (or such larger amount as the Participant shall have specified in his or her beneficiary designation, if any, in effect at the time of the Participant’s death). If application of the preceding sentence results in the Participant’s spouse being treated as the designated primary beneficiary for any portion of the Participant’s Account which would otherwise have been distributed to others, the Administrator shall reduce the amount payable to the other designated beneficiary(ies), if any, in such equitable manner as it deems appropriate under the circumstances.

(f) Unforeseeable Emergency. If a Participant suffers an unforeseeable emergency (as defined below) prior to the payment in full of his or her Account, the Participant may apply in writing for an extraordinary distribution under this paragraph. If the Administrator in its discretion determines that an unforeseeable emergency has occurred, the Participant’s Employer will pay the Participant an amount equal to the lesser of (i) the then balance of the Participant’s Account, or (ii) the amount determined by the Administrator to be necessary to meet the emergency (including applicable taxes). “Unforeseeable emergency” shall mean an unforeseeable emergency within the meaning of Section 409A of the Code and shall include (i) a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, (ii) loss of the Participant’s property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

Cabot Corporation

Amended and Restated Deferred Compensation Plan

Master Plan Document

(g) Computation of installment payments, etc. If any Account is to be distributed in installments, the amount of each such installment shall be determined by applying the following special rules:

(i) If the Earnings Measure in effect for the Account when installments begin is the Moody’s Rate, the amount of each installment shall be determined so as to result in equal installments over the installment period, applying the following special rules: (x) the Earnings Measure used to measure notional earnings with respect to the declining Account balance over the course of the installment period shall be a fixed rate equal to the average of the Moody’s Rate for the year in which the installment distributions commence and the preceding four calendar years, and (y) notional earnings shall be determined by assuming that the Account is reduced at the beginning of each year in the installment period by the aggregate amount of the installment payments to be made for that year.

(ii) If the Earnings Measure in effect for the Account is not the Moody’s Rate, the Account balance of the Participant shall be calculated as of the close of business on the first business day of each fiscal quarter of the Company during the installment period, and the quarterly installment or monthly installments for that quarter shall be calculated by dividing this balance by the remaining number of quarterly or monthly payments due the Participant. By way of example, if the Participant elects 40 quarterly installments, the first payment shall be 1/40 of the account balance, calculated as of the first business day of the first fiscal quarter of the Company. The following quarter, the payment shall be 1/39 of the account balance calculated as of the first business day of the second fiscal quarter of the Company.

(iii) If the Earnings Measure in effect for the Account when installments begin is not the Moody’s Rate, the Participant, subject to Section 4(b) above, may at any time during the installment period change the Earnings Measure in effect for the Account to the Moody’s Rate effective as of the next January 1. The Account balance as of such January 1 shall be paid out in equal installments over the remainder of the installment period, with the amount of the installments determined applying the following special rules: (x) the Earnings Measure used to measure notional earnings with respect to the declining Account balance over the remainder of the installment period shall be a fixed rate equal to the average of the Moody’s Rate for the calendar year in which the equal installment distributions commence and the preceding four calendar years, and (y) notional earnings shall be determined by assuming that the Account is reduced at the beginning of each year in the remainder of the installment period by the aggregate amount of the installment payments to be made for that year.

(iv) Notwithstanding any provisions of this Plan to the contrary, if the Earnings Measure in effect for an Account when installments begin is the Moody’s Rate, or if the Participant changes the Earnings Measure to the Moody’s Rate during the course of the installment period in accordance with Section 5(e)(iii) above, the Participant may not subsequently change the Earnings Measure.

(h) Section 162(m). Notwithstanding any other provision of the Plan, prior to a Change in Control (as that term is defined in the RSP as in effect immediately prior to such a Change) the Administrator may defer payment of any portion of a distribution hereunder to the extent permitted by Section 409A of the Code if the Administrator reasonably determines that such deferral is necessary to avoid disallowance of a deduction under Section 162(m) of the Code. Amounts so deferred shall continue to be credited with notional earnings under Section 4(b) and shall be paid on the earlier of (i) the date Section 162(m) would no longer limit the deductibility of such payment, as reasonably determined by the Administrator, or (ii) the date of Change in Control (as so defined).

Cabot Corporation

Amended and Restated Deferred Compensation Plan

Master Plan Document

(i) Taxes. All distributions under the Plan shall be subject to reduction for applicable tax withholding.

6. Assignment. Each Employer’s obligations under the Plan shall be binding upon its successors and assigns. The rights of Participants and beneficiaries under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of such Participants and beneficiaries. Any attempt by any person other than Participants or their beneficiaries to bring a claim under the Plan shall be null and void.

7. Plan To Be Unfunded, Etc. The Plan is intended to be a “pension plan” (within the meaning of Section 3(2) of ERISA) that is unfunded for ERISA and tax purposes and that qualifies for the exemptions described in ERISA Sections 201(a)(2), 301(a)(3) and 401(a)(1). The Administrator shall be the “plan administrator” of the Plan and shall have discretion to construe its terms and determine each Eligible Employee’s or Participant’s eligibility for deferrals or distributions hereunder. If any person claims any benefit hereunder, the Administrator shall make and communicate its decision with respect to the claim within 90 days from the date the claim was received. Where special circumstances require additional time for processing the claim, the ninety-day response period may be extended by the Administrator to 180 days. If the Administrator does not render a written determination prior to the expiration of such 90-day (or 180-day) period, the claim will be deemed denied. If a claim hereunder is denied, the claimant may, within 60 days of such denial, appeal the denial by written request for review delivered to the Board or its designate, which request may include a request to review pertinent documents and to submit issues and comments in writing. The Board or its designate shall render a decision on the appeal within 60 days (or, if special circumstances require an extension of the time for processing, 120 days) after receipt of the request for review; but if no written decision is rendered within such period(s), the appeal will be deemed denied.

Nothing in this Section or in Section 4(b) shall be construed as prohibiting the Employer from establishing and maintaining a “rabbi trust” or similar trust or account in connection with the Plan, so long as the maintenance and funding of such a trust or account does not jeopardize the unfunded status of the Plan under ERISA or effective tax deferral under the Code.

8. No Contract of Employment. By participating in the Plan, each Participant expressly acknowledges and agrees that (i) nothing in the Plan or in its operation, including deferrals hereunder, limits the right of the Company or any other Employer to terminate the employment or other services of the Participant at any time, with or without cause, and that (ii) neither he or she, nor his or her beneficiaries, will claim lost compensation or tax benefits associated with discontinuance of participation in the Plan as damages or as a measure of damages in connection with any termination of employment or other services.

9. Amendment and Termination. The Board may terminate the Plan at any time and may amend the Plan at any time and from time to time, including amendments with retroactive effect; provided, that no such action shall, without the consent of the affected Participant, reduce the balance of any Participant’s Account below what it was immediately prior to the taking of such action; and further provided, that upon and following a Change in Control (as defined in the RSP as in effect immediately prior to such a Change), no amendment shall result in the further deferral of payments that have been delayed by reason of the operation of Section 5(h) above. If it determines such action to be necessary to preserve or reinstate the Plan’s status as a “top hat” plan under Sections 201(a)(2), 301(a)(3) or 401(a)(1) of ERISA, or to ensure effective tax deferral under the Plan, the Administrator may at any time exclude any individual from Participation in the Plan or may make such changes in the deferral or distribution rules hereunder as are reasonably determined by the Administrator to be necessary to accomplish such result or results, provided,

Cabot Corporation

Amended and Restated Deferred Compensation Plan

Master Plan Document

however, that such changes must be consistent with the requirements of Section 409A of the Code. Upon termination of the Plan in general or as to any Participant or group of Participants, the Administrator may, but need not, to the extent consistent with Section 409A of the Code, provide for immediate distribution of Accounts to the affected Participants.

10. Section 409A. With respect to amounts deferred by a Participant for services in calendar year 2005 and in subsequent years, including all income, gains and losses credited or charged with respect thereto (“non-grandfathered deferrals”), the Plan is intended to comply with the requirements of Section 409A of the Code and shall be construed accordingly. With respect to amounts deferred (within the meaning of Section 409A) by a Participant on or before December 31, 2004 (including all income, gains and losses credited or charged with respect thereto) (“grandfathered deferrals”), the Plan is intended to be grandfathered for purposes of Section 409A and therefore exempt from Section 409A.

11. Limitation of Liability. Notwithstanding anything to the contrary in the Plan, no Employer, nor the Administrator, nor any person acting on behalf of any Employer or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of any deferral to satisfy the requirements of Section 409A of the Code.

12. Administration of the Plan. The Administrator shall have full power to interpret and administer the Plan and determine the eligibility of any person for benefits hereunder and the amount of any such benefit, in its discretion. Without limiting the foregoing, the Administrator shall have full discretionary power and authority, not inconsistent with the express provisions of the Plan, to select those individuals who may participate in the Plan; to determine their remuneration eligible for deferral under the Plan; to determine their eligibility to commence receipt of benefits and the form of benefits (including, without limitation, any determination as to the proper treatment of leaves of absence and other periods of service to the Employer); to adopt, alter, and repeal such rules, guidelines and procedures for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to prescribe the form of any election under the Plan; and otherwise to supervise the administration of the Plan.

IN WITNESS WHEREOF, the Company has signed this Plan Document as of the 13th day of July, 2007.

By:	/s/ ROBBY D. SISCO
Title:	Vice President for Human Resources

Cabot Corporation

Amended and Restated Deferred Compensation Plan

Master Plan Document

Appendix A

Employers Participating in the Plan

Cabot Corporation

Cabot Specialty Fluids, Inc.